                               CONTRACT SCHEDULE

OWNER: [John Doe]                 SEX: [M]       AGE AT ISSUE: [50]
JOINT OWNER: [Jane Doe]           SEX: [F]       AGE AT ISSUE: [50]
ANNUITANT: [John Doe]             SEX: [M]       AGE AT ISSUE: [50]
CONTRACT NUMBER: [12345678]                      ISSUE DATE: [February 15, 2001]
PLAN TYPE: [Qualified or                         MATURITY DATE: [May 1, 2040]
           Non-Qualified]
PRODUCT CLASS: First MetLife Investors Variable Annuity Class A

PURCHASE PAYMENT: [$100,000.00]

PURCHASE PAYMENTS

     Minimum Subsequent
     Purchase Payment:               $500.00 for both Non-Qualified and
                                     Qualified, unless you have elected an
                                     automatic sweep program. However, for IRAs, SEPs, SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase Payment of at least
                                     $50 once in every 24 month period. We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.

     Maximum Total
     Purchase Payments:              $1,000,000, without our prior approval.

MINIMUM ACCOUNT VALUE:               $2,000


BENEFICIARY:                         As designated by you as of the Issue Date
                                     unless changed in accordance with the
                                     Contract provisions.

PRODUCT CHARGES:

     Separate Account:               We assess certain daily charges equal on an
                                     annual basis to the percentages set out
                                     below of the average daily net asset value of each Subaccount of the Separate Account:

                                     Mortality and Expense Charge: 0.50%

                                     Administration Charge: 0.25%

                                     [Death Benefit Rider Charge: 0.20%]

ACCOUNT FEE:                         The Account Fee is $30.00 each Contract
                                     Year. During the Accumulation Period, on the Contract Anniversary the full Account
                                     Fee is deducted from each applicable
                                     Subaccount in the ratio that the Account
                                     Value in the Subaccount bears to the total
                                     Account Value in the Separate Account. On the Annuity Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account Value as described above.
                                     However, if your Account Value on the last day of the Contract Year or on the Annuity
                                     Calculation Date is at least $50,000, then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity Period the Account Fee will be deducted regardless of the size of your Contract and it will be deducted pro-rata from each Annuity Payment.


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[GMAB Rider Specifications
--------------------------

 GMAB Rider Effective Date:          [February 15, 2005]

       Rider Maturity Date:          [MetLife Defensive Strategy Portfolio:
                                     Contract anniversary that is 7 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date
                                     MetLife Moderate Strategy Portfolio:
                                     Contract anniversary that is 8 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date
                                     MetLife Balanced Strategy Portfolio:
                                     Contract anniversary that is 9 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date
                                     MetLife Growth Strategy Portfolio: Contract anniversary that is 10 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date]

         Adjustment Factor:          [100%]

   GMAB Eligibility Period:          [120 days]

        Annual Growth Rate:          [MetLife Defensive Strategy Portfolio: 2%
                                     MetLife Moderate Strategy Portfolio: 1.5%
                                     MetLife Balanced Strategy Portfolio: 1%
                                     MetLife Growth Strategy Portfolio: 0%]

         Maximum Guaranteed
       Accumulation Amount:          [$5,000,000]

             GMAB Fee Rate:          [0.75%]

          GMAB Subaccounts:          [MetLife Defensive Strategy Portfolio,
                                     MetLife Moderate Strategy Portfolio,
                                     MetLife Balanced Strategy Portfolio,
                                     MetLife Growth Strategy Portfolio]

  GMAB First Optional Reset
                      Date:          [February 15, 2006]

        GMAB Optional Reset
            Waiting Period:          [One Year]

     Maximum Optional Reset          [Owner or oldest Joint Owner's (or
                       Age:          annuitant if owner is a non-natural person)
                                     85th birthday]

     Maximum Optional Reset
                    Charge:          [1.50%]

          GMAB Cancellation
             Window Period:          [90-day window after the 5th anniversary of
                                     GMAB election]]

[GUARANTEED WITHDRAWAL BENEFIT (GWB) SPECIFICATIONS:
----------------------------------------------------

GWB Effective Date:                  [February 15, 2004]

Initial Benefit Base:                [$105,000.00]

GWB Purchase Payment Date:           [Date of Rider Termination]

GWB Bonus Rate:                      [5% for Purchase Payments, 0% for Optional
                                     Resets]

GWB Maximum Benefit Base:            [$1,000,000.00]

4507-3 (11/05)

GWB Withdrawal Rate:                 [7%]

GWB Automatic Reset Date:            [Not applicable]

Maximum Reset Age:                   [85]

GWB First Optional Reset Date:       [3rd or subsequent Contract Anniversary,
                                     subject to the Maximum Reset Age]

GWB Optional Reset Waiting Period:   [3 years]

GWB Optional Reset Window Period:    [30-day period ending on the day prior to
                                     the eligible Contract Anniversary]

Maximum Optional Reset Fee Rate:     [0.95%]

Subaccounts Not Available with GWB   [Not Applicable]
Rider

GWB Fee Rate:                        [0.50% when Benefit Base is greater than
                                     zero; 0.0% when Benefit Base is zero]

GWB Cancellation Window Period:      [90 day period following the 5th contract
                                     anniversary]]


[GMIB RIDER SPECIFICATIONS:

 GMIB Rider Effective Date:          [February 15, 2004]

         GMIB Rider Charge:          0.50%

    GMIB Payment Adjustment          100%
                    Factor:

          GMIB Income Date:          [February 15, 2014]

                 GMIB Rider          Contract Anniversary on or following the
          Termination Date:          Owner's (or oldest Joint Owner's)
                                     85th birthday

         Last Step-Up Date:          Owner's (or oldest Joint Owner's) 81st
                                     birthday

            Annual Increase
         Accumulation Rate:          5%

           Annuity Options:          (a) Life Annuity with 10 Years of Annuity
                                         Payments Guaranteed. If you choose to
                                         start the Annuity Option after age 79,
                                         the year of the Guarantee Period
                                         component of the Annuity Option is
                                         reduced to: 9 years at age 80; 8 years
                                         at age 81; 7 years at age 82; 6 years
                                         at age 83; 5 years at ages 84 and 85.

                                     (b) Joint and Last Survivor Annuity with 10
                                         Years of Annuity Payments Guaranteed.

          Dollar-for-Dollar
     Withdrawal Percentage:          5%

              Basis of GMIB
             Annuity Table:          The GMIB Annuity Tables are based on the
                                     Annuity 2000 Mortality Table with 7-year age setback with interest at 2.5%.]

Subacounts Not Available with GWB    [PIMCO Total Return Division
Rider                                Scudder Global Equity Division
                                     Janus Aggressive Growth Division]]

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SALES CHARGE:  The Sales Charge is deducted from a Purchase Payment prior to allocation to the Separate Account and/or the Fixed Account. The amount of the Sales Charge as shown below is based on Your Investment on the day we receive your Purchase Payment. For the purpose of this section, the term Your Investment shall equal the Purchase Payment; plus 1) your Account Value, if any; plus 2) account value from other Related Accounts, if any; each as of the date the Purchase Payment is received. Related Accounts, for this purpose, shall mean all annuity contracts currently in the Accumulation Phase, issued by us, and any additional investment accounts designated in accordance with our current administrative policies.

                                                               Sales Charge as
                                                               A Percentage of
                       Your Investment                         Purchase Payment
                       ---------------                         ----------------
                      Less than $50,000                             5.75%
                      $50,000-99,999.99                             4.50%
                     $100,000-249,999.99                            3.50%
                     $250,000-499,999.99                            2.50%
                     $500,000-999,999.99                            2.00%
                    1,000,000 or greater                            1.00%



SEPARATE ACCOUNT:  First MetLife Investors Variable Annuity Account One

ALLOCATION REQUIREMENTS:

1. Currently, you can select from any of the Subaccounts. However, we reserve the right to limit this in the future.
2. Allocations must be in whole numbers.Each allocation must be at least $500. Allocations made pursuant to Pre-scheduledTransfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program, Dollar Cost Averaging program and Three-Month Market Entry program.

TRANSFER REQUIREMENTS:

Number Permitted: The maximum number of transfers per Contract Year shall be 12 (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Requirements, during the Accumulation Period you may make transfers from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above.

Transfer Fee: In the event that 12 transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of $25 for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

Minimum and Maximum Amount to be Transferred: The minimum amount that may be transferred from a Subaccount is $500, or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

WITHDRAWALS:

Each Purchase Payment is tracked from the date of its receipt. Partial withdrawals from your Contract, or a full surrender of the Contract, will be made from the actual Account Value in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then
2. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

The actual Account Value attributable to each Purchase Payment is reduced as of that date by the amount withdrawn from it to provide the withdrawal amount.

Minimum Partial Withdrawal:  $500, or your entire interest in the Subaccount.

Minimum Withdrawal Value Which must Remain in the Contract after a Partial
Withdrawal:  $2,000

ANNUITY REQUIREMENTS:

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

1. The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be the later of the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at 3.00%.

[Initial EDCA Period:    12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [4.00%]
Initial EDCA Period:     6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [8.00%]
Initial EDCA Period:     3 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [9.00%]]

ANNUITY SERVICE OFFICE:
[First MetLife Investors Life Insurance Company
P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:
[Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Guaranteed Minimum Income Benefit Rider - Living Benefit
Guaranteed Withdrawal Benefit Rider
Guaranteed Minimum Accumulation Benefit Rider
Death Benefit Rider - (Annual Step-up)
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
Tax Sheltered Annuity Endorsement
401 Plan Endorsement
Unisex Annuity Rates Rider]

4507-3 (11/05)